CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the use in the first amendment of Form SB-2 Statement of Ecuity, Inc. dated on or around August 5, 2005 of our reports on form 10-KSB for the year ended June 30, 2004 and on form 10-QSB for the quarter ended March 31, 2005 relating to the consolidated financial statements of Ecuity, Inc. which appear in such Forms.



                                                    De Leon & Company, P.A.
                                                    Certified Public Accountants

Pembroke Pines, Florida
August 5, 2005